Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-67956 on Form S-8 of EvergreenBancorp, Inc. of our report dated March 7, 2007 appearing in this Annual Report on Form 10-K of EvergreenBancorp, Inc. for the year ended December 31, 2006.
/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC
Oak Brook, Illinois
March 12, 2007